UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2026

POSTAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38903	83-2586114
(State or other jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
75 Columbia Avenue
Cedarhurst, NY 11516
(Address of principal executive offices and zip code)
(516) 295-7820
(Registrant’s telephone number)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Effective September 4, 2026 (the “Effective Date”), Postal Realty Trust, Inc. (the “Company”) closed on the acquisition (the “Acquisition”) from certain entities partially owned either directly or indirectly by Andrew Spodek, the Company's Chief Executive Officer and Director (collectively, the “Related Parties”), a portfolio of 72 properties (the “Portfolio”) currently leased to the United States Postal Service (the “USPS”) for approximately $27.75 million, excluding closing costs and adjustments (the “Purchase Price”). The Purchase Price was paid in the form of (i) $25.75 million in cash (the “Cash Consideration”) and (ii) $2.0 million of Operating Partnership Units (the “OP Unit Consideration”) of Postal Realty LP, a Delaware limited partnership, of which the Company is the sole general partner. Mr. Spodek, either directly or indirectly through the Related Parties, beneficially owned fifty percent (50%) of the Portfolio and, as part of the Acquisition, beneficially received, on a direct or indirect basis, approximately $11.88 million of the Cash Consideration and all of the OP Unit Consideration. Based on the 10-trading day volume-weighted average price of the Company's Class A common stock immediately prior to the Effective Date of $23.4465, 85,300 OP Units were provided to the Related Parties in satisfaction of the OP Unit Consideration.

The Portfolio was not subject to, and was acquired independently from, the Right of First Offer Agreement (the “ROFO Agreement”) previously entered into by the Company with certain family members of, and entities related to, Andrew Spodek, in connection with the Company's initial public offering and related formation transactions.

Prior to giving effect to the Acquisition, the Portfolio was managed, but not owned, by the Company. After giving effect to the Acquisition, the Company will continue to provide third-party property management services for 250 properties not owned by the Company (177 of which are subject to the ROFO Agreement).

The Acquisition was approved by a special committee of the Company’s Board of Directors (the “Special Committee”), consisting solely of the Company's four independent and disinterested directors. Based on, among other things, its review of the terms of the Acquisition and the Company’s strategic objectives, the Special Committee determined that the Acquisition, including the allocation of the Cash Consideration and the OP Unit Consideration, was in the best interests of the Company and its stockholders. Mr. Spodek did not participate in the deliberations regarding, or approval of, the Acquisition.

The 100% occupied Portfolio comprises approximately 148,374 net leasable interior square feet (of which 144,731 net leasable interior square feet are leased to the USPS) with a weighted average rental rate of $14.71 per leasable square foot based on rents in place as of September 4, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2026

POSTAL REALTY TRUST, INC.

By:	/s/ Jeremy Garber
Name: Jeremy Garber
Title: President, Treasurer & Secretary